Exhibit 99.1

BI-OPTIC VENTURES INC.

1030 Georgia Street West, Suite 1518

Vancouver British Columbia, Canada  V6E 2Y3

Telephone: 604-689-2646    Facsimile: 604-689-1289

May 23, 2008                                                SYMBOL: TSX-BOV.H

                                                                  OTCBB-BOVKF

BI-OPTIC ANNOUNCES RTO TRANSACTION

WITH PACIFIC WILL NOT PROCEED

NEWS RELEASE

Bi-Optic Ventures Inc. (the “Company”) wishes to announce that the reverse take-over transaction with Pacific Bio-Pharmaceuticals, Inc. (“Pacific”) and PRB Pharmaceuticals, Inc. first announced on April 3, 2007, wherein the Company was to acquire all of the outstanding securities of Pacific, will not be proceeding.

In addition, Dr. Linda J. Allison has resigned as President & CEO of the Company.  The Company wishes to thank Dr. Allison for her time and devotion to the Company during her tenure as President and CEO. Mr. Harry Chew will assume the duties of President & CEO.

ON BEHALF OF THE BOARD OF DIRECTORS

“Harry Chew”.................

Harry Chew, President and CEO

The TSX Venture Exchange does not accept responsibility for the adequacy or accuracy of this news release.